                                   MEDIAONE GROUP
                           EXECUTIVE LIFE INSURANCE PLAN


               AS AMENDED AND RESTATED EFFECTIVE AS OF JUNE 12, 1998

                                  TABLE OF CONTENTS


                                                                           Page
PREAMBLE                                                                   1

ARTICLE I           DEFINITIONS                                            1

ARTICLE  II         ELIGIBILITY                                            5

     Section 2.1    Eligibility to Participate                             5
     Section 2.2    Service with Other Entities                            6

ARTICLE III         BASIC EXECUTIVE LIFE INSURANCE                         6

     Section 3.1    Participation in BELI                                  6
     Section 3.2    Coverage Amount under BELI                             7
     Section 3.3    Cost of BELI Coverage                                  7
     Section 3.4    BELI Death Benefit Payments                            8
     Section 3.5    BELI Coverage After Separation from Service            8
     Section 3.6    BELI Coverage during Leave of Absence                  9
     Section 3.7    BELI Coverage During and After Disability              9
     Section 3.8    DELI Coverage During a Rotational Assignment           9

ARTICLE  IV         SUPPLEMENTAL EXECUTIVE LIFE INSURANCE                  9

     Section 4.1    Participation in SELI                                  9
     Section 4.2    Coverage Amount Under SELI                             11
     Section 4.3    Cost of SELI Coverage                                  11
     Section 4.4    SELI Death Benefit Payments                            12
     Section 4.5    SELI Coverage After Separation from Service            12
     Section 4.6    SELI Coverage During a Leave of Absence                14
     Section 4.7    SELI Coverage During and After Disability              14
     Section 4.8    SELI Coverage During a Rotational Assignment           14

ARTICLE V           CHANGE IN CONTROL                                      14

     Section 5.1    Change in Control                                      14
     Section 5.2    Effect on the Plan                                     15


ARTICLE  VI         ADMINISTRATION                                         16

     Section 6.1    The Committee                                          16
     Section 6.2    The Administrator                                      16
     Section 6.3    Claims Procedure                                       16
     Section 6.4    Review of the Administrator's Decision                 17
     Section 6.5    Expenses                                               18
     Section 6.6    Allocation of Responsibilities                         18
     Section 6.7    Adoption of Plan by Participating Companies            18

ARTICLE VII         GENERAL PROVISIONS                                     18

     Section 7.1    Rights to Benefit                                      18
     Section 7.2    Source of Payments                                     18
     Section 7.3    Assignment or Alienation                               18
     Section 7.4    Determination of Eligibility                           19
     Section 7.5    No Guarantee of Employment                             19
     Section 7.6    Nature of Benefits                                     19
     Section 7.7    Plan Amendment and Termination                         19
     Section 7.8    Gender and Number                                      19
     Section 7.9    Governing Law                                          19

SIGNATURE PAGE                                                             19

                                   MEDIAONE GROUP
                           EXECUTIVE LIFE INSURANCE PLAN

               As Amended and Restated Effective as of June 12, 1998


                                      PREAMBLE

U S WEST, Inc. ("Old U S WEST"), a Delaware corporation, previously established the U S WEST Executive Life Insurance Plan to provide financial protection to a Participant and his beneficiaries in the event of his death during active employment or, subject to policy and individual employment agreement provisions, after active employment or during retirement. Effective with the separation of Old U S WEST into two public companies, USW-C, Inc., renamed U S WEST, Inc. as of the Separation Time, and MediaOne Group, Inc. (the "Company"), the Company assumes sponsorship of that portion of the U S WEST Executive Life Insurance Plan relating to its Eligible Employees which it names the MediaOne Group Executive Life Insurance Plan (the "Plan"). The Company hereby amends and restates the Plan in its entirety.

                                     ARTICLE I

                                    DEFINITIONS

     The following terms shall have the meanings set forth below.

     1.1 "ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE" or "AD&D" shall mean the insurance coverage provided under the Group Life Insurance and Basic Executive Life Insurance that is payable in the event of a Participant's accidental death or dismemberment, in accordance with and defined in the policy or policies of insurance that apply to the Participant.

     1.2 "ACTIVE EMPLOYEE" or "ACTIVELY EMPLOYED" shall mean an employee who is not Terminated, Disabled, or Retired, and who is not currently on a Leave of Absence.

     1.3 "ADMINISTRATOR" shall mean the Senior Vice President of Human Resources or his or her delegate (or, in the event the Plan benefits of the Administrator are directly or indirectly impacted by any claim for benefits, the Chairperson of the Committee or his delegate). To the extent applicable, the Administrator shall be the "administrator" and the "named fiduciary" for purposes of the Employee Retirement Income Security Act of 1974, as amended.

     1.4 "ANNUAL PAY" shall mean an amount equal to the following, increased to the next higher $1,000 increment:

          (a) For an Eligible Employee who is in his first year of participation in the STIP, his annual rate of base pay plus the mid-range of his target Short Term Incentive Award.

          (b) For an Eligible Employee who is in his second year of participation in the STIP, the average of the two amounts below:

               (i)   The amount in Subsection 1.4(a) above; and

               (ii) His annual rate of base pay in effect in his second year of participation in the STIP plus the actual Short Term Incentive Award he was paid for the prior year, except that if his Short Term Incentive Award was prorated, the full target amount of the Short Term Incentive Award for such year;

          (c) For an Eligible Employee who is in his third year of participation in the STIP, the average of the three amounts below:

               (i)   The amount in Subsection 1.4(a) above;

               (ii)  The amount in Subsection 1.4(b)(ii) above; and

               (iii) His annual rate of base pay in effect in his third year of participation in the STIP plus the actual Short Term Incentive Award he was paid for the prior year.

          (d) For an Eligible Employee who is in his fourth year of participation in the STIP, the average of the three amounts below:

               (i)   The amount in Subsection 1.4(b)(ii) above;

               (ii)  The amount in Subsection 1.4(c)(iii) above; and

               (iii) His annual rate of base pay in effect in his fourth year of participation in the STIP plus the actual Short Term Incentive Award he was paid for the prior year.

          (e) For an Eligible Employee who has been an STIP participant for more than four years, the average of the two amounts below:

               (i) The average of his annual rate of base pay in effect for the applicable year, and the annual rate of base pay for the prior two years, plus

               (ii) The average of the prior three Short Term Incentive Awards paid to the Eligible Employee.

     1.5 "BASIC EXECUTIVE LIFE INSURANCE" or "BELI" shall mean the insurance coverage provided to Participants pursuant to Article III.

     1.6 "BENEFICIARY" shall mean the person who is designated by the Participant to receive the Death Benefit payable under this Plan on account of the death of the Participant. The Beneficiary for BELI is determined under Section 3.4, and the Beneficiary for SELI is determined under Section 4.4.

     1.7 "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     1.8 "CASH VALUE" shall mean the total premiums paid for a policy of BELI or SELI, plus earnings on such policy, minus the cost of insurance and cash surrender charges, if any.

     1.9 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings in effect thereunder from time to time.

     1.10 "COMMITTEE" shall mean the Human Resources Committee of the Board or its delegate.

     1.11 "COMPANY" shall mean MediaOne Group, Inc., a Delaware corporation, or its successors.

     1.12 "DEATH BENEFIT" shall mean the total amount of benefit payable pursuant to the terms of this Plan in the event of a Participant's death.

     1.13 "DISABLED" or "DISABILITY" shall mean that a Participant is eligible for a disability benefit under the terms and conditions of the MediaOne Group Executive Disability Plan, as amended or superseded, or the MediaOne Group Pension Plan.

     1.14 "EFFECTIVE DATE" shall mean, with respect to this amended and restated Plan, the Separation Time.

     1.15 "ELIGIBLE EMPLOYEE" shall mean an employee who is eligible to participate in the Plan pursuant to Section 2.1.

     1.16 "GROUP LIFE INSURANCE" or "GLI" shall mean the MediaOne Group Life Insurance Plan, as amended or superseded, except for purposes of this Plan, dependent group life insurance coverage thereunder shall be excluded from the definition of GLI.

     1.17 "INSURANCE COMPANY" shall mean the life insurance company or companies, which may be selected from time to time by the Administrator, to provide insurance coverage under this Plan.

     1.18 "LEAVE OF ABSENCE" shall mean a Company-approved leave of absence.

     1.19 "PARTICIPANT" shall mean an Eligible Employee who has satisfied the applicable requirements of Section 2.1, and who has become a "BELI Participant" by satisfying the requirements of Section 3.1 or a "SELI Participant" by satisfying the requirements of Section 4.1.

     1.20 "PARTICIPATING COMPANY" or "PARTICIPATING COMPANIES" shall mean the Company or any subsidiary of the Company that, with the consent or at the direction of the Administrator, participates in the Plan.

     1.21 "PLAN" shall mean the MediaOne Group Executive Life Insurance Plan, as set forth herein, together with the Split Dollar agreements and Appendices attached hereto, as amended from time to time.

     1.22 "PLAN YEAR" shall mean the fiscal year of the Plan, which shall be the calendar year, except for the initial short Plan Year which begins on the Effective Date and ends on December 31, 1998.

     1.23 "RETIRED" or "RETIREMENT" shall mean a Participant's separation from the service of a Participating Company in accordance with one of the following circumstances:

          (a) An entitlement to an immediate service pension benefit under the MediaOne Group Pension Plan, as amended or superseded;

          (b) An entitlement to a pension benefit under any individually negotiated, custom written agreement or arrangement that the Participating Company may have entered into with the Eligible Employee;

          (c) Participants who retire with the following age and service combinations:

          RETIREMENT AGE                TERM OF EMPLOYMENT*
                  Any Age               at least 30 years
                  50-54                 at least 25 years
                  55-59                 at least 20 years
                  60-64                 at least 15 years

                                       4

               65 and older             at least 10 years


*as defined in the MediaOne Group Pension Plan

          (d)  Any other circumstance as defined by the Committee.

     1.24 "ROTATIONAL ASSIGNMENT" shall mean a work assignment in which an Employee moves to the payroll of an entity outside of the Company's "controlled group of corporations," as such term is defined in section 1563 of the Code, and retains a guarantee of re-employment with an entity within such controlled group of corporations upon the conclusion of such an assignment. Plan participation shall be continued for Eligible Employees on Rotational Assignment.

     1.25 "SEPARATION TIME" shall mean the time that U S WEST, Inc., a Delaware corporation ("Old U S WEST"), is separated into two public companies, USW-C, Inc., renamed U S WEST, Inc., as of the Separation Time, and MediaOne Group, Inc. (the "Company").

     1.26 "SHORT TERM INCENTIVE AWARD" shall mean an award determined annually pursuant to the STIP.

     1.27 "SPLIT DOLLAR" shall mean a method of purchasing life insurance in which the Company and the Participant split, in accordance with a predetermined formula, either the premium cost, the Cash Value and/or the Death Benefit under a life insurance policy. With regard to this definition, BELI is made available under an endorsement Split Dollar arrangement, and SELI is made available under a collateral assignment Split Dollar arrangement.

     1.28 "STIP" shall mean the MediaOne Group Short Term Incentive Plan or the MediaOne Group Executive Short Term Incentive Plan, as amended or superseded.

     1.29 "SUPPLEMENTAL EXECUTIVE LIFE INSURANCE" or "SELI" shall mean the insurance coverage provided to a Participant pursuant to Article IV.

     1.30 "TERMINATED" or "TERMINATION" shall mean a Participant's separation from service of a Participating Company for reasons other than the Participant's death, Disability, or Retirement.

     1.31 "UNDERWRITING" shall mean the process by which the Insurance Company determines whether or not it will issue a policy of life insurance to a Participant and the premium costs associated with the issuance of such a policy. Underwriting shall generally occur whenever commencement of SELI coverage or an increase in SELI coverage is elected by a Participant and under such other circumstances as the Insurance Company shall determine in accordance with its standard practices and procedures.

                                    ARTICLE II

                                   ELIGIBILITY

     2.1  ELIGIBILITY TO PARTICIPATE.  An Active Employee who is:

          (a)  the chief executive officer of the Company;

          (b) such other person designated by the Board or its delegate as an Eligible Employee or as member of a class of employees to be made Participants in this Plan; or

          (c) an individual who satisfies any other criteria for eligibility as determined by the Board or its delegate shall become a Participant in BELI on the date specified in Section 3.1.
Each Active Employee who satisfies all of the criteria in the preceding sentence to be an Eligible Employee may also become a Participant in SELI on the date specified in Section 4.1. Such individual shall continue to be eligible to participate in BELI in accordance with Article III and in SELI in accordance with Article IV as long as such individual continues to be an Employee, regardless of the fact that he may no longer satisfy any of the eligibility criteria set forth above. Notwithstanding the foregoing, any individual who is a Participant in the MediaOne Group Select Executive Life Insurance Plan may not be an Eligible Employee under this Plan.

     2.2 SERVICE WITH OTHER ENTITIES. An individual who otherwise satisfies the eligibility requirements specified in Section 2.1 and who is on Rotational Assignment shall be eligible to participate in this Plan with respect to service performed for an entity that is not a Participating Company at the time that such service is performed.

                                   ARTICLE III

                          BASIC EXECUTIVE LIFE INSURANCE

     3.1  PARTICIPATION IN BELI.

          (a) If, on or before the Effective Date, an Eligible Employee was a Participant under the Plan, he shall remain a BELI Participant as of the Effective Date.

          (b) An Eligible Employee not described in Subsection 3.1(a) hereof who is Actively Employed by a Participating Company shall commence participation in BELI in accordance with the following rules:

               (i) In the event such employee declines SELI coverage under the Plan and elects BELI coverage only, he shall commence BELI participation on the first day of the month coinciding with or next following his refusal of SELI coverage and the occurrence of one of the following events: (A) the date the Insurance Company accepts substitution of the Participant for a prior insured former Participant, provided that such substitution can be made at that time; or (B) if the substitution cannot be made, the Insurance Company receives the premium payment from the Company; provided that the preceding events occur on or before June 30th of a calendar year. If such events occur after June 30th but before January 1st of the subsequent calendar year, he shall commence BELI participation on the January 1st next following the occurrence of such events.

               (ii) In the event such Eligible Employee elects SELI coverage, he shall commence BELI participation on his SELI participation commencement date, provided he submits a completed enrollment form to the Administrator and satisfies the requirements for SELI participation.

               (iii) If a Participant declines SELI coverage or is not approved for such coverage, he may elect either BELI coverage which shall commence pursuant to the provisions of Subsection 3.1(b)(i) above or remain a participant in GLI.

          (c) An Eligible Employee may elect to waive participation in BELI by choosing not to enroll. Failure by an Eligible Employee, however, to submit a completed enrollment form in a timely manner shall be deemed to be a waiver of BELI participation by such Eligible Employee. Once BELI participation has commenced, a BELI Participant may cease his participation by notifying the Administrator of such cessation, in a manner prescribed and communicated to Participants by the Administrator.

          (d) While an Eligible Employee is a BELI Participant, his GLI coverage shall be reduced to $50,000 and he shall receive no supplemental life insurance coverage under GLI.

          3.2 COVERAGE AMOUNT UNDER BELI. A BELI Participant shall be covered by insurance on his life equal to one times Annual Pay, reduced by $50,000 as provided under GLI. In addition, a BELI Participant shall be covered by AD&D insurance equal to one times Annual Pay, reduced by $50,000 as provided under GLI, in the event he suffers accidental death or dismemberment, as defined in the applicable policy. Coverage amount changes due to an increase or decrease in a Participant's Annual Pay shall become effective on January 1st of the year following the year in which the change in the Participant's Annual Pay becomes effective.

     3.3  COST OF BELI COVERAGE.

          (a) The premium cost of BELI coverage for Actively Employed BELI Participants and Retired BELI Participants shall be paid by the Company. Prior to Retirement, a BELI Participant shall be subject to the reporting of imputed income with respect to coverage under the BELI policy provided by the Company, in excess of the first $50,000 of GLI coverage.

          (b) The Company shall be the owner of the policy or policies of BELI on each BELI Participant's life.

     3.4  BELI DEATH BENEFIT PAYMENTS.

          (a) Payment of the BELI Death Benefit shall be made to the deceased Participant's Beneficiary as designated by the Participant on a form provided by the Administrator. Such payment shall be made in a single lump sum.

          (b) In the event that a Participant's Beneficiary designation for the BELI Death Benefit is ineffective, and the applicable policy does not provide for a different order of priority, such Participant's Beneficiary shall be his surviving spouse, if any, or if there is no surviving spouse, the Beneficiary shall be the Participant's then-living children and the descendants, per stirpes, of any of the Participant's children who do not survive the Participant, in equal shares. If there are no surviving children and no surviving spouse, the Beneficiary shall be the estate of the deceased Participant.

          (c) In the event that a BELI Participant commits suicide within one year after the effective date of initial BELI coverage, the Death Benefit payable under the BELI policy with respect to the entire coverage amount shall be zero. In the event a Participant commits suicide within one year after the effective date of an increase in BELI coverage, the Death Benefit shall be limited to the coverage amount in effect before such increase.

     3.5  BELI COVERAGE AFTER SEPARATION FROM SERVICE.

          (a) In the event that a BELI Participant is Terminated, BELI coverage shall terminate at the end of the month in which such Termination occurs. Notwithstanding the foregoing and at the Company's discretion, a Terminated BELI Participant may purchase the BELI policy from the Company by paying to the Company in cash the greater of the Cash Value of the policy or the cumulative premiums that have been paid by the Company for such policy.

          (b) In the event that a BELI Participant is Retired, the Participant may elect either: (i) to continue the Split Dollar arrangement with respect to the BELI policy and continue to be subject to the reporting of imputed income with respect to coverage under the BELI policy in excess of the first $50,000 of GLI coverage provided by the Company, or (ii) to terminate the Split Dollar arrangement as of the date of Retirement. If the Split Dollar arrangement is terminated, the Company shall own and be the Beneficiary of the policy beginning on such date, and any future proceeds from the policy shall be payable to the Company; nevertheless, BELI coverage for the Retired Participant shall remain in effect in the same amount and on the same premium payment basis as for active Employees and as determined at the time of such Participant's Retirement, provided that the BELI benefit for such Retired Participants shall be payable from the general assets of the Company.

          (c) A Participant's AD&D coverage shall terminate on the last day of the month in which Retirement occurs. Notwithstanding the foregoing and subject to the terms and conditions of an applicable insurance policy, if any, a Retired Participant may apply to convert the AD&D coverage, other than the first $50,000 provided through GLI, to an individual policy.

     3.6 BELI COVERAGE DURING LEAVE OF ABSENCE. BELI coverage, including AD&D coverage, shall continue for a BELI Participant during a Leave of Absence for a period of up to twelve months, except that AD&D coverage under BELI shall not be continued for Participants who are on a military Leave of Absence. The coverage amount during such period shall be the same as for an Active Employee.

     3.7 BELI COVERAGE DURING AND AFTER DISABILITY. BELI coverage (including AD&D coverage) during a Participant's Disability shall continue in the same amount as for an Active Employee. In the event that such a Participant is no longer Disabled, the BELI coverage amount applicable to such Participant upon his return to Active employment shall be calculated in accordance with such Participant's level of Annual Pay during the period of Active employment following the Disability, but in no event shall the amount of coverage be less than the amount that was in effect immediately prior to the Disability. If a Disabled Participant becomes eligible to receive long term disability payments under the MediaOne Group Executive Disability Plan or a disability pension under the MediaOne Group Pension Plan, the provisions of Subsection 3.5(a) shall govern the continuation of such Participant's BELI coverage. If a Disabled Participant becomes Retired, the provisions of Subsections 3.5(b) and (c) shall govern the continuation of such Participant's BELI coverage.

     3.8 BELI COVERAGE DURING A ROTATIONAL ASSIGNMENT. At the discretion of the Administrator, to be applied on a case by case basis, a BELI Participant shall continue to participate in BELI for a period of up to five years while on a Rotational Assignment. Except as set forth in Appendix A, all other terms of participation for such Participant shall be determined by the Administrator.

                                     ARTICLE IV

                       SUPPLEMENTAL EXECUTIVE LIFE INSURANCE

     4.1  PARTICIPATION IN SELI.

          (a) If, on or before the Effective Date, an Eligible Employee was a Participant under the Plan, he shall remain a SELI Participant as of the Effective Date.

          (b) An Eligible Employee not described in Subsection 4.1(a) hereof who is Actively Employed by a Participating Company and who elects SELI coverage shall commence participation in SELI on the first day of the month coinciding with or next following the later of the following dates, provided that such date is on or before

June 30th and he is eligible to be a BELI Participant. In the event that the later of the following dates falls between July 1st and December 31st of a calendar year, the Eligible Employee shall commence SELI participation on January 1st of the following calendar year:

               (i) The date on which the Eligible Employee submits a completed enrollment form to the Administrator, which includes a collateral assignment to the Company of the total amount of the premiums paid, or to be paid, by the Company for SELI coverage for the Eligible Employee; or

               (ii) The date on which the Insurance Company completes Underwriting with respect to the Eligible Employee and approves the Eligible Employee for coverage and receives a premium for such coverage under a policy of SELI.

          (c) If an Eligible Employee fails to be approved for a SELI policy based on the Insurance Company's Underwriting standards, such Participant shall continue to be eligible for coverage under GLI in accordance with the provisions of the applicable plan or for coverage under BELI if the requirements specified in Section 3.1 have been met. In addition, such Eligible Employee may reapply for SELI coverage no more frequently than annually.

          (d) A SELI Participant who is not Terminated or Retired may cease participation in SELI by notifying the Administrator of such cessation, in a manner prescribed and communicated to Participants by the Administrator. Upon cessation of SELI participation, the SELI Participant shall have the following options:

               (i) Pay to the Company the total amount of cumulative premiums that the Company has paid for the SELI policy, whereupon the Company shall release the collateral assignment, thereby allowing the Participant to exercise full ownership rights under the policy in accordance with the rules and procedures established by the Insurance Company; or

               (ii) Surrender all or a portion of the policy to the Company, whereupon the Insurance Company shall pay to the Participant an amount equal to the Cash Value of the policy or that portion of the policy that has been surrendered, minus the total amount of the cumulative premiums that the Company has paid for the policy or portion of the policy that has been surrendered.

A SELI Participant's options under this Subsection 4.1(d) shall be interpreted and administered in accordance with the terms of such SELI Participant's collateral assignment agreement with the Company, as well as with the terms of the applicable policy or policies.

     4.2  COVERAGE AMOUNT UNDER SELI.

          (a) A SELI Participant shall be covered by insurance on his life equal to one, two, three or four times his Annual Pay, or such other amount as the Company may determine from time to time, based on factors selected by the Company, such as a Participant's classification of employment, and all as set forth on Appendix B, attached hereto and incorporated herein.

          (b) Subject to the Insurance Company's Underwriting requirements, a SELI Participant may apply for an increase in SELI coverage. Such increase shall be effective on the first day of the month following the Insurance Company's approval of such application.

          (c) Coverage amount changes due to an increase or decrease in a Participant's Annual Pay shall become effective on January 1st of the year following the year in which:

               (i) with respect to a decrease in Annual Pay, such decrease becomes effective, or

               (ii) with respect to an increase in Annual Pay, the Insurance Company approves an increase in the coverage amount following Underwriting.

          (d) The amount of SELI coverage for a Terminated or Retired Participant shall be reduced in accordance with the provisions of Section 4.5.

     4.3  COST OF SELI COVERAGE.

          (a) The premium cost of SELI coverage while a SELI Participant is Actively Employed by a Participating Company shall be divided between the Participant and the Company. The Participant shall pay an amount equal to the group term life insurance premium established by the Administrator for each Plan Year, and the Company shall pay the balance of the total premium cost for the Participant's SELI coverage.

          (b) The Participant is the owner of the policy or policies of SELI on such SELI Participant's life. Nevertheless, with the written consent of the Company and the Insurance Company, a Participant may make an irrevocable assignment of his rights under this Plan and his SELI policy or policies, in which case, the assignee shall be entitled to exercise all the rights and incidents of ownership that the Participant had immediately prior to the assignment. Except as provided in Subsection 4.1(d)(i), no Participant or assignee of the Participant may take a loan from the SELI policy on such Participant's life during active employment with the Company.

          (c) After a SELI Participant's Retirement, and provided that the collateral assignment has not been released in accordance with Subsection 4.5(b)(ii), the Company shall pay the entire premium cost for such Participant's SELI coverage until such time as there is sufficient Cash Value in the policy to allow the Company to recover its cumulative premiums paid on the policy and to support a Death Benefit equal to 50% of the SELI coverage amount that was in effect immediately prior to the Participant's Retirement, based on mortality rates and interest assumptions then in effect. Notwithstanding the foregoing, the SELI coverage amount may be reduced pursuant to Subsection 4.5(b)(i) to avoid the possibility that the policy may become a modified endowment contract. The cost of SELI coverage for a Terminated or Retired Participant shall be determined in accordance with the provisions of Section 4.5.

     4.4  SELI DEATH BENEFIT PAYMENTS.

          (a) Payment of the SELI Death Benefit shall be made to the deceased Participant's Beneficiary designated by the Participant on a form provided by the Administrator. For a Participant who was not Retired on the date of death, such payment shall be made by the Insurance Company in a single sum. Retired Participants may choose a Death Benefit settlement option provided by the Insurance Company in the SELI policy. Such Participants may change their election at any time in accordance with the applicable policy provisions.

          (b) In the event that the Participant's Beneficiary designation for a SELI Death Benefit is ineffective, and the applicable policy does not provide for a different order of priority, such Participant's Beneficiary shall be his surviving spouse, if any, or if there is no surviving spouse, the Beneficiary shall be the Participant's then-living children and the descendants, per stirpes, of any of the Participant's children who do not survive the Participant, in equal shares. If there are no surviving children and no surviving spouse, the Beneficiary shall be the estate of the deceased Participant.

          (c) In the event that a SELI Participant commits suicide within one year after the effective date of initial SELI coverage, the Death Benefit payable under the SELI policy with respect to the entire coverage amount in the case of suicide shall be zero. In the event a Participant commits suicide within one year after the effective date of an increase in SELI coverage, the Death Benefit shall be limited to the coverage amount in effect before such increase.

     4.5  SELI COVERAGE AFTER SEPARATION FROM SERVICE.

          (a) TERMINATION OF EMPLOYMENT. In the event that a SELI Participant is Terminated, the Company, in its sole discretion, shall cease to pay premiums on the SELI policy for such Terminated Participant after such Termination occurs. In such event, the termination provisions set forth in the collateral assignment Split Dollar agreement shall apply, subject to
Article V.

          (b) RETIREMENT. After a SELI Participant's Retirement, and provided that the collateral assignment has not been released, the Company shall pay the entire premium cost for the Participant's SELI coverage until such time as there is sufficient

Cash Value in the policy to allow the Company to recover its cumulative premiums paid on the policy and to support a Death Benefit equal to 50% of the SELI coverage amount that was in effect immediately prior to the Participant's Retirement, based on mortality rates and interest assumptions in effect at the time of the release of the collateral assignment. Notwithstanding the foregoing, such amount may be reduced pursuant to Subsection 4.5(b)(i) to avoid the possibility that the policy may become a modified endowment contract.

               (i)   SELI DEATH BENEFIT.

                     (A) At or after a SELI Participant's Retirement, such Participant's SELI Death Benefit shall be reduced by an amount to be determined by the Administrator, but in no event shall the SELI Death Benefit be more than 50% of the Participant's pre-Retirement SELI coverage amount.
At Retirement, SELI coverage shall be adjusted at the discretion of the Company to ensure that the policy does not become a modified endowment contract.

                     (B) In the event that a SELI Participant becomes Retired on or after the Effective Date, such Participant shall bear the risk of increased premium payments, reduction in Death Benefits, or outliving the Death Benefit after the collateral assignment is released. A Retired SELI Participant shall not have access to the policy's Cash Value either through withdrawal or loan until the Company's collateral assignment is released in accordance with Subsection 4.5(b)(ii) below.

               (ii) RELEASE OF COLLATERAL ASSIGNMENT. A Retired SELI Participant may obtain a release of the Company's collateral assignment and be paid the Cash Value of the SELI policy in excess of the cumulative premiums paid by the Company during the life of the policy, provided that:

                     (A) If the Participant begins participation in the Plan after June 30, 1998, the Participant may not sever the collateral assignment nor access any excess Cash Value under the policy until the Company recovers all of the premiums that it has paid with respect to the policy.

                     (B) If the Participant began participation in the Plan between January 1, 1991 and June 30, 1998, the SELI policy must have been in effect for at least ten years before the Participant may sever the collateral assignment and the Participant may have access to the Cash Value under the policy to support a Death Benefit equal to 50% of the SELI coverage amount then in effect, based upon mortality rates and interest assumptions in effect at the time of the release of the collateral assignment.

                     (C) If the Participant began participation in the Plan on or before December 31, 1990, the Participant may sever the collateral assignment and may have access to a Cash Value under the policy to support a Death Benefit equal to

50% of the SELI coverage amount then in effect, based upon mortality rates and interest assumptions in effect at the time of the release of the collateral assignment.

After release of the collateral assignment, a Retired SELI Participant may borrow against the Cash Value of the SELI policy and exercise full ownership rights under the policy in accordance with such rules and procedures as may be prescribed by the Insurance Company.

     4.6 SELI COVERAGE DURING A LEAVE OF ABSENCE. SELI coverage shall continue for a SELI Participant during a Leave of Absence for a period of up to twelve months or such other period specified by the Administrator. The coverage amount and premium payment basis during such period shall be the same as for an Active Employee.

     4.7 SELI COVERAGE DURING AND AFTER DISABILITY. SELI coverage during a Participant's initial 52 weeks of Disability shall continue in the same amount and on the same premium payment basis as for an Active Employee. In the event that such a Participant is no longer Disabled, the SELI coverage amount after the Participant returns to active employment following the Disability shall be calculated in accordance with such Participant's level of Annual Pay during the period of active employment following the Disability, but in no event shall the amount of coverage be less than the amount that was in effect immediately prior to the Disability. If a Disabled Participant becomes eligible to receive disability payments under the MediaOne Group Executive Disability Plan or the MediaOne Group Pension Plan, the applicable provisions of Section 4.5 shall govern the continuation of such Participant's SELI coverage.

     4.8 SELI COVERAGE DURING A ROTATIONAL ASSIGNMENT. At the discretion of the Committee, to be applied on a case by case basis, a SELI Participant shall continue to participate in SELI for a period of up to five years while on a Rotational Assignment. Except as set forth in Appendix A, all other terms of participation for such Participant shall be determined by the Administrator.

                                    ARTICLE V

                                CHANGE IN CONTROL

     5.1 CHANGE IN CONTROL. For the purposes of the Plan, a "Change of Control" shall be deemed to have occurred under the following circumstances:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing 20% or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board;

          (b) Any period of two consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board and any new director or directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

          (c) The Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of common stock of the Company will be converted into shares of any other (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

          (d) Any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change of Control for all Plan Participants.

     5.2 EFFECT ON THE PLAN. Upon the occurrence of a Change in Control of the Company, as defined in Section 5.1, the Company shall give written notice to the Administrator of such event and the following provisions shall take immediate effect:

          (a)  GENERAL EFFECT.  Except as set forth in Subsections 5.2(b) and
(c) below, for a period of at least three years after a Change in Control, the Plan may not be amended or terminated in whole or in part to reduce the benefits that were available hereunder on the date immediately prior to the Change in Control. For the purposes of this Section 5.2, amendments that reduce benefits shall include, but not be limited to, changes in coverage and changes in participation requirements which have the effect of reducing benefits, and increases in Participant cost.

          (b) BELI COVERAGE. The Company shall not withdraw the Cash Value of any BELI policy covering any Participant who was an Active Employee on the date immediately prior to the Change in Control.

          (c) SELI COVERAGE. At the expiration of such three-year period, the Company shall release as a bonus to each SELI Participant in the Plan on the date immediately prior to the Change in Control that portion of the collateral assignment sufficient to fund a Death Benefit equal to 50% of the full Active Employee Death Benefit (whether or not the Participant is an Active Employee at the time), based on reasonable mortality and interest assumptions in effect at such time and no less favorable that those in effect prior to the Change in Control.

                                    ARTICLE VI

                                  ADMINISTRATION

     6.1 THE COMMITTEE. Acting in its capacity as the Plan sponsor, the Committee shall have the power and authority to amend or terminate the Plan, pursuant to Section 7.7 hereof, to appoint third party service providers and vendors to the Plan, other than fiduciaries, and to establish the eligibility criteria for participating in the Plan. Except to the extent delegated to the Administrator, the Committee shall have the power and authority to administer the Plan. The Committee shall have the discretion and authority to determine conclusively for all parties all questions arising in the administration of the Plan and any decision of the Committee shall be conclusive and binding and shall not be subject to further review. To the extent of any delegation under this Section 6.1, such discretion and authority shall be delegated.

     6.2 THE ADMINISTRATOR. In accordance with his or her delegation of authority from the Committee pursuant to Section 6.1, the Administrator shall have the specific powers and responsibilities set forth below:

          (a) The Administrator shall award benefits under the Plan and authorize disbursements according to the provisions hereof.

          (b) In the event the Administrator denies a claim for benefits, he or she shall provide written notice, setting forth the specific reasons for such denial, to any Participant or Beneficiary whose claim has been denied in accordance with Section 6.3 hereof, in a manner consistent with applicable law and prescribed Participating Company practices.

          (c) The Administrator shall oversee the day to day operation and administration of the Plan, including the appointment of the Insurance Company.

          (d) The Administrator shall have limited authority to amend the Plan only to the extent that any such amendment is with respect to administrative matters only and that it does not affect the level of benefits provided under the Plan in any way. The Committee shall retain the authority to amend the Plan in all other respects and to terminate the Plan pursuant to
Section 7.7 hereof.

     6.3 CLAIMS PROCEDURE. Any claims shall be submitted to the Administrator or his or her delegate, in the circumstances and according to the rules prescribed by the Administrator or the terms of any applicable insurance policy. The review and appeal procedure for a Participant or Beneficiary whose claim has been denied shall be as follows.

          (a) All disputes concerning benefits under this Plan shall be subject to this Section 6.3.

          (b) If a claim is denied, a written notice of denial shall be furnished by the Administrator to the claimant within 90 days after the receipt of the claim by the Administrator, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or Beneficiary and such extension shall not exceed an additional 90 days.

          (c) In the notice of denial, the Administrator shall set forth the specific reasons for such denial, specific reference to pertinent Plan or insurance policy provisions, a description of any additional material or information necessary for the claimant to perfect his claim, an explanation of why such material or information is necessary for the claimant to perfect his claim, and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. The claimant or the claimant's authorized representative may request such a review upon written application. The claimant may review pertinent documents and may submit issues or comments in writing. The claimant or the claimant's duly authorized representative must request such review within a reasonable period of time prescribed by the Administrator. In no event shall such a period of time be less than 60 days.

          (d) The Administrator shall serve as the final reviewing authority under the Plan and the Employee Retirement Income Security Act of 1974, as amended, to the extent applicable to the Plan, for the review of all claims by Participants whose initial claims for benefits have been denied, in whole or in part, by the Administrator.

          (e) A decision shall be rendered within 60 days after the receipt of the request for review by the Administrator. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Administrator's receipt of their request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant. The decision of the Administrator shall be furnished to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

          (f) In any case in which the Administrator fails to notify a Participant of his or her decision with respect to a claim as required under this Section 6.3, such claim shall be considered to have been denied.

     6.4 REVIEW OF THE ADMINISTRATOR'S DECISIONS. The Administrator shall determine conclusively for all parties all questions arising in the administration of the plan, and any decision of the Administrator shall not be subject to further review, except as required by applicable law.

     6.5 EXPENSES. The expenses of the Administrator in administering the Plan shall be borne by the Company.

     6.6 ALLOCATION OF RESPONSIBILITIES. The Administrator may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms, including allocation of responsibilities to Participating Companies. The Administrator may designate in writing other persons to carry out his or her responsibilities under the Plan, and may employ persons to advise him or her with regard to any such responsibilities.

     6.7 ADOPTION OF PLAN BY PARTICIPATING COMPANIES. The adoption of this Plan by any subsidiary of the Company shall be subject to any reasonable conditions and requirements that the Company or the Administrator sets forth in its written consent. Such conditions and requirements may include, but shall not be limited to, restrictions with respect to which Employees of any subsidiary may become eligible to participate in the Plan. The Company retains the right, in its sole discretion, to terminate prospectively any subsidiary's participation in this Plan by providing written notice to such subsidiary. In addition, the Company retains the sole right to amend, terminate and administer the Plan. By agreeing to participate in the Plan as an employer, each Participating Company (other than the Company) shall be deemed to have designated irrevocably the Company, or its delegate, as its agent in all matters concerning the Plan.

                                   ARTICLE VII

                                GENERAL PROVISIONS

     7.1 RIGHTS TO BENEFIT. A Participant or his Beneficiary shall have no right to any benefit under this Plan except as may be provided by the Company or each Participating Company through a policy of insurance covering the life of such Participant and as set forth in this Plan.

     7.2 SOURCE OF PAYMENTS. Nothing contained in this Plan or action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, his Beneficiary or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     7.3 ASSIGNMENT OR ALIENATION. No Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time such assets are paid to the Participant or Beneficiary. Except as provided specifically in the Plan, the benefits under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by any Participant or Beneficiary, and any attempt to do so shall be null and void.

     7.4 DETERMINATION OF ELIGIBILITY. In all questions relating to eligibility for any benefit hereunder, or relating to rates of pay for determining benefits, the decision of the Administrator, based upon this Plan and upon the records of the Participating Company last employing such individual, shall be final, in so far as permitted by applicable law.

     7.5 NO GUARANTEE OF EMPLOYMENT. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of any Participating Company in any capacity.

     7.6 NATURE OF BENEFITS. Any benefits payable under this Plan shall not be deemed to be salary or other compensation to the employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of any Participating Company for the benefit of its employees.

     7.7 PLAN AMENDMENT AND TERMINATION. The Company, through resolution of the Committee or its delegate, retains the right to amend or terminate the Plan (including the insurance policies) in whole or in part, in its sole and absolute discretion, and each Participating Company retains the right to withdraw from this Plan, at any time, for any reason, with or without notice. Upon termination of the Plan, no Participant shall accrue any additional benefits after the effective date of the termination, and payments shall be made to Participants or their Beneficiaries as they become due under the terms of the Plan.

     7.8 GENDER AND NUMBER. Whenever used herein, words in any gender shall be deemed to include the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context expressly indicates otherwise.

     7.9 GOVERNING LAW. This Plan shall be construed and enforced in accordance the laws of the State of Colorado, except to the extent preempted by Federal law.

Executed this  ___________ day of ________________ ,  1998


                                    MEDIAONE GROUP, INC.

                                    By
                                      -----------------------------------

                                    Title
                                          -------------------------------